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                                                                   EXHIBIT 10.59


                                                                Prepared 11-5-02

                                   PLUMAS BANK
                          DIRECTOR RETIREMENT AGREEMENT

         THIS AGREEMENT is adopted this 1st day of May, 2003, by and between PLUMAS BANK, a California banking corporation located in Quincy, California (the "Company") and THOMAS WATSON (the "Director").

                                  INTRODUCTION

         To encourage the Director to remain a member of the Company's Board of Directors, the Company is willing to provide retirement benefits to the Director. The Company will pay the benefits from its general assets.

                                    AGREEMENT

         The Director and the Company agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

         1.1 "Change of Control" means the transfer of shares of the Company's voting common stock such that one entity or one person acquires (or is deemed to acquire when applying Section 318 of the Code) more than 50 percent of the Company's outstanding voting common stock.

         1.2      "Code" means the Internal Revenue Code of 1986, as amended.

         1.3 "Disability" means, if the Director is covered by a Company-sponsored disability policy, total disability as defined in such policy without regard to any waiting period. If the Director is not covered by such a policy, Disability means the Director suffering a sickness, accident or injury which, in the judgment of a physician who is satisfactory to the Company, prevents the Director from performing substantially all of the Director's normal duties for the Company. As a condition to receiving any Disability benefits, the Company may require the Director to submit to such physical or mental evaluations and tests as the Company's Board of Directors deems appropriate and reasonable.

         1.4      "Effective Date" means May 1, 2003.

         1.5 "Normal Retirement Age" means the Director attaining age 65 and completing 15 Years of Service.

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         1.6      "Normal Retirement Date" means the later of the Normal
Retirement Age or Termination of Service.

         1.7 "Plan Year" means a twelve-month period commencing on October 1 and ending on September 30 of each year. The initial Plan Year shall commence on the date of this Agreement.

         1.8      "Termination for Cause" shall be defined as set forth in
Article 5.

         1.9 "Termination of Service" means that the Director ceases to be a member of the Company's Board of Directors for any reason whatsoever, other than by reason of a leave of absence approved by the Company.

         1.10 "Years of Service" means the total number of calendar years that the Director has served on the Company's Board of Directors. The Director shall be credited with a year of service for each calendar year in which the Director is serving on the Board of Directors on the first and last day of the calendar year except that: (1) for the Director's initial service year, the Director shall be credited with a Year of Service as long as the Director is serving on the Board of Director's the last day of the calendar year; and (2) for the Director's last year of service, the Director will be credited with a Year of Service if the Director terminates service on or after the Normal Retirement Age.

                                    ARTICLE 2
                               SEVERANCE BENEFITS

         2.1 Normal Retirement Benefit. Upon Termination of Service on or after Normal Retirement Age for reasons other than death, the Company shall pay to the Director the benefit described in this Section 2.1 in lieu of any other benefit under this Agreement.

                  2.1.1    Amount of Benefit. The annual benefit under this
         Section 2.1 is $10,000 (Ten thousand Dollars).

                  2.1.2 Payment of Benefit. The Company shall pay the annual benefit determined in Section 2.1.1 to the Director in 12 equal monthly installments commencing with the month following the Director's Normal Retirement Date, the annual benefit to be paid to the Director for a period of 12 years.

                  2.1.3 Benefit Increases. Commencing on the first anniversary of the first benefit payment, and continuing on each subsequent anniversary, the Company's Board of Directors, in its sole discretion, may increase the benefit.

         2.2 Disability Benefit. Upon the Director's Termination of Service due to Disability prior to the Normal Retirement Age, the Company shall pay to the Director the benefit described in this Section 2.2 in lieu of any other benefit under this Agreement.

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                  2.2.1    Amount of Benefit. The annual benefit under this
         Section 2.2 is the Normal Retirement Benefit set forth in Section 2.1.1 multiplied by the applicable percentage in the vesting schedule set forth below.

----------------------------------------------------------------------
NUMBER OF YEARS OF SERVICE COMPLETED
     AT TERMINATION OF SERVICE                           VESTED AMOUNT
----------------------------------------------------------------------
                 1                                           6.67%
----------------------------------------------------------------------
                 2                                          13.33%
----------------------------------------------------------------------
                 3                                          20.00%
----------------------------------------------------------------------
                 4                                          26.67%
----------------------------------------------------------------------
                 5                                          33.33%
----------------------------------------------------------------------
                 6                                          40.00%
----------------------------------------------------------------------
                 7                                          46.67%
----------------------------------------------------------------------
                 8                                          53.33%
----------------------------------------------------------------------
                 9                                          60.00%
----------------------------------------------------------------------
                10                                          66.67%
----------------------------------------------------------------------
                11                                          73.33%
----------------------------------------------------------------------
                12                                          80.00%
----------------------------------------------------------------------
                13                                          86.67%
----------------------------------------------------------------------
                14                                          93.33%
----------------------------------------------------------------------
            15 or more                                     100.00%
----------------------------------------------------------------------

                  2.2.2 Payment of Benefit. The Company shall pay the annual benefit determined in Section 2.2.1 to the Director in 12 equal monthly installments commencing with the month following Termination of Service, the annual benefit to be paid to the Director for a period of 12 years. The Company, in its sole and absolute discretion, may pay the present value of the remaining annual installments in a lump sum, at any time, using a 7.5% discount rate.

                  2.2.3 Benefit Increases. Benefit payments may be increased as provided in Section 2.1.3.

         2.3 Change of Control Benefit. Upon a Change of Control, the Company shall pay to the Director the benefit described in this Section 2.3 in lieu of any other benefit under this Agreement.

                  2.3.1    Amount of Benefit. The annual benefit under this
         Section 2.3 is the Normal Retirement Benefit set forth in Section
         2.1.1.

                  2.3.2 Payment of Benefit. The Company shall pay the annual benefit determined in Section 2.3.1 to the Director in 12 equal monthly installments commencing with the month following Termination of Service, the annual benefit to be paid to the Director for a period of 12 years. The Company, in its sole and absolute discretion, may pay the present value of the remaining annual installments in a lump sum, at any time, using a 7.5% discount rate.

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                  2.3.3    Excess Parachute Payment. Notwithstanding any
         provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement to the extent the benefit would create an excise tax under the excess parachute rules of Section 280G of the Code.

                                    ARTICLE 3
                                 DEATH BENEFITS

         3.1 Death During Active Service. Upon the Director's death while in the active service as a Director of the Company, the Company shall pay to the Director's beneficiary the benefit described in this Section 3.1. This benefit shall be paid in lieu of the Lifetime Benefits under Article 2.

                  3.1.1    Amount of Benefit. The annual benefit under this
         Section 3.1 is the Normal Retirement Benefit set forth in Section
         2.1.1.

                  3.1.2 Payment of Benefit. The Company shall pay the annual benefit determined in Section 3.1.1 to the Director's beneficiary in 12 equal monthly installments commencing with the month following the Director's death, the annual benefit to be paid to the Director's beneficiary for a period of 12 years.

                  3.1.3 Benefit Increases. Benefit payments may be increased as provided in Section 2.1.3.

         3.2 Death During Payment of a Benefit. If the Director dies after any benefit payments have commenced under Article 2 of this Agreement but before receiving all such payments, the Company shall pay the remaining benefits to the Director's beneficiary at the same time and in the same manner they would have been paid to the Director had the Director lived. The Board of Directors of the Company reserves the right to pay the present value of the remaining benefit in a lump sum and shall have the sole discretion to choose a reasonable discount rate.

         3.3 Death After Termination of Service But Before Payment of a Benefit Commences. If the Director is entitled to a benefit under Article 2 of this Agreement, but dies prior to the commencement of said benefit payments, the Company shall pay the same benefit payments to the Director's beneficiary that the Director was entitled to prior to death except that the benefit payments shall commence with the month following the Director's death. The Board of Directors of the Company reserves the right to pay the present value of the remaining benefit in a lump sum and shall have the sole discretion to choose a reasonable discount rate.

                                    ARTICLE 4
                                  BENEFICIARIES

         4.1 Beneficiary Designations. The Director shall designate a beneficiary by filing a written designation with the Company. The Director may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Director and

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received by the Company during the Director's lifetime. The Director's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Director or if the Director names a spouse as beneficiary and the marriage is subsequently dissolved. If the Director dies without a valid beneficiary designation, all payments shall be made to the Director's estate.

         4.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incapacitated person or incapable person. The Company may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                                    ARTICLE 5
                               GENERAL LIMITATIONS

         5.1 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement if the Company terminates the Director's service for:

                  (a)  Gross negligence or gross neglect of duties;

                  (b) Commission of a felony or of a gross misdemeanor involving moral turpitude; or

                  (c) Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Director's service and resulting in an adverse effect on the Company.

         5.3 Suicide or Misstatement. The Company shall not pay any benefit under this Agreement if the Director commits suicide within three years after the date of this Agreement or if the Director has made any material misstatement of fact on any application for any benefits provided by the Company to the Director.

                                    ARTICLE 6
                           CLAIMS AND REVIEW PROCEDURE

         6.1 Claims Procedure. Any person who has not received benefits under this Agreement that he or she believes should be paid ("claimant") shall make a claim for such benefits as follows:

                  6.1.1 Initiation - Written Claim. The claimant initiates a claim by submitting to the Company a written claim for the benefits.

                  6.1.2 Timing of Company Response. The Company shall respond to such claimant within 90 days after receiving the claim. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end

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         of the initial 90-day period, that an additional period is required.
         The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

                  6.1.3 Notice of Decision. If the Company denies part or all of the claim, the Company shall notify the claimant in writing of such denial. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                           (a)  The specific reasons for the denial,

                           (b) A reference to the specific provisions of this Agreement on which the denial is based,

                           (c) A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,

                           (d) An explanation of this Agreement's review procedures and the time limits applicable to such procedures, and

                           (e) A statement of the claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

                  6.2 Review Procedure. If the Company denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Company of the denial, as follows:

                  6.2.1 Initiation - Written Request. To initiate the review, the claimant, within 60 days after receiving the Company's notice of denial, must file with the Company a written request for review.

                  6.2.2 Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Company shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

                  6.2.3 Considerations on Review. In considering the review, the Company shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

                  6.2.4 Timing of Company Response. The Company shall respond in writing to such claimant within 60 days after receiving the request for review. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

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                  6.2.5    Notice of Decision. The Company shall notify the
         claimant in writing of its decision on review. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                           (a)  The specific reasons for the denial,

                           (b) A reference to the specific provisions of this Agreement on which the denial is based,

                           (c) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits, and

                           (d) A statement of the claimant's right to bring a civil action under ERISA Section 502(a).

                                    ARTICLE 7
                           AMENDMENTS AND TERMINATION

         This Agreement may be amended or terminated only by a written agreement signed by the Company and the Director.

                                    ARTICLE 8
                                  MISCELLANEOUS

         8.1 Binding Effect. This Agreement shall bind the Director and the Company, and their beneficiaries, survivors, executors, successors, administrators and transferees.

         8.2 No Guarantee of Service. This Agreement is not a contract for service as a member of the Company's Board of Directors. It does not give the Director the right to remain in the service of the Company, nor does it interfere with the shareholder's rights to discharge the Director. It also does not require the Director to remain in the service of the Company nor interfere with the Director's right to terminate service at any time.

         8.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

         8.4 Reorganization. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement. Upon the occurrence of such event, the term "Company" as used in this Agreement shall be deemed to refer to the successor or survivor company.

         8.5 Tax Withholding. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

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         8.6      Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of California, except to the extent preempted by the laws of the United States of America.

         8.7 Unfunded Arrangement. The Director and beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Director's life is a general asset of the Company to which the Director and beneficiary have no preferred or secured claim.

         8.8 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Director as to the subject matter hereof. No rights are granted to the Director by virtue of this Agreement other than those specifically set forth herein.

         8.9 Administration. The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

                  (a)  Interpreting the provisions of this Agreement;

                  (b) Establishing and revising the method of accounting for this Agreement;

                  (c)  Maintaining a record of benefit payments; and

                  (d) Establishing rules and prescribing any forms necessary or desirable to administer this Agreement.

         8.10 Named Fiduciary. The Company shall be the named fiduciary and plan administrator under this Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the Service of advisors and the delegation of ministerial duties to qualified individuals.

         IN WITNESS WHEREOF, the Director and a duly authorized Company officer have signed this Agreement.

DIRECTOR:                                COMPANY:

                                         PLUMAS BANK

/s/ Thomas Watson                        By /s/ William E. Elliott
-----------------                           ----------------------
Thomas Watson

                                         Title President & C.E.O.

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